                                    EXHIBIT 15

        LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
        --------------------------------------------------------------
                         INTERIM FINANCIAL INFORMATION
                         -----------------------------


P. H. Glatfelter Company:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three-month and six-month periods ended June 30, 1997 and 1996, as indicated in our report dated July 16, 1997, except for Note 7 as to which the date is July 22, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated by reference in Registration Statements Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089 and 333-
26581 on Form S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.






Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 16, 1997, except for Note 7 as to
 which the date is July 22, 1997